Exhibit 23.2




                    Consent of PricewaterhouseCoopers LLP
                    -------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 1999, except as to the third and fourth sentences of the first paragraph of Note 3 to which the date is March 31, 1999, relating to the financial statements, which are incorporated by reference in V-ONE Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.






McLean, Virginia
November 20, 2001